UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2018

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

300 SW Broad Street,
Southern Pines, NC 28387	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

On August 17, 2018, First Bancorp (the "Company") delivered to its executive officers and directors (collectively, the "Covered Persons") a notice contemplated by Rule 104(b)(2)(iii) of Regulation BTR, pursuant to which the Company had imposed a "blackout" period as contemplated by Section 306(a) of the Sarbanes-Oxley Act of 2002 ("SOX") and Rule 104 of Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction). The blackout period under the First Bancorp Employees 401(k) Savings Plan (the "Plan") was imposed in connection with the anticipated change of the Plan's record-keeper from Stanley, Hunt, DuPree & Rhine (SHDR) to Fidelity Investments on October 1, 2018. During the blackout period, Plan participants will be unable to direct or diversify investments in individual accounts, obtain loans, or obtain distributions from the Plan, including with respect to the Company’s common stock.

The blackout period will begin at 4:00 p.m., Eastern Time on September 20, 2018 and is expected to end the week beginning October 28, 2018. The Company has so advised the Covered Persons. A copy of the Company's notice to the Covered Persons is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Common stockholders or other interested persons may obtain, without charge, the actual beginning and ending dates of the blackout period (during the blackout period and for a period of two years after the ending date of the blackout period) by contacting: Patricia McCormick, PHR, Human Resources Director/SVP, First Bank, P.O. Box 866, 211 Burnette Street, Troy, NC 27371. Telephone: 910-572-3168 ext. 02035. Email: pmccormick@localfirstbank.com or hr@localfirstbank.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCORP

By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

Date: August 17, 2018

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Notice to Covered Persons of Blackout Period, dated August 17, 2018